As filed with the Securities and Exchange Commission on April 28, 2016
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HOLOGIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	04-2902449
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
250 Campus Drive, Marlborough, Massachusetts 01752
(Address of Principal Executive Offices) (Zip Code)

Hologic, Inc. 2012 Employee Stock Purchase Plan, as amended
(Full title of the plan)

John M. Griffin
General Counsel
Hologic, Inc.
250 Campus Drive
Marlborough, Massachusetts 01752
(Name and address of agent for service)

508-263-2900
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (do not check if smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock	3,000,000	$ 37.50	$ 112,500,000	$ 11,329

(1)
Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of Common Stock issuable under the Hologic, Inc. 2012 Employee Stock Purchase Plan, as amended, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number outstanding shares of the Registrant’s Common Stock.

(2)
This estimate is made pursuant to Rule 457(h) and Rule 457(c) under the Securities Act solely for the purpose of determining the registration fee. The above calculation is based on the offering of 3,000,000 shares of Common Stock at a purchase price of $37.50 per share, which is the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ Global Market on April 22, 2016, which were $37.70 and $37.29, respectively.

EXPLANATORY NOTE
This Registration Statement on Form S-8 is being filed for the purpose of registering 3,000,000 shares of the Registrant’s Common Stock that may be issued pursuant to the Hologic, Inc. 2012 Employee Stock Purchase Plan, as amended. Issuance of the additional shares was approved by the Registrant’s Board of Directors on December 16, 2015 and by the Registrant’s stockholders on March 2, 2016. Pursuant to General Instruction E to Form S-8, the contents of the prior registration statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on May 3, 2012 (File No. 333-181126) is incorporated herein by reference, except to the extent supplemented or amended or superseded by the information set forth herein.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE
The Registrant incorporates by reference the following documents filed with the SEC:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended September 26, 2015, filed with the SEC on November 19, 2015;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 26, 2015, filed with the SEC on January 27, 2016;

(c)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 26, 2016, filed with the SEC on April 27, 2016;

(c)	The Registrant’s Current Reports on Form 8-K filed on March 4, 2016; December 16, 2015; November 6, 2015; and October 14, 2015; and

(e)	The description of the Registrant’s Common Stock contained in the registration statement on Form 8-A, filed with the SEC on January 31, 1990.
In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.
ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL
The validity of the securities has been passed upon by John M. Griffin, our General Counsel. Mr. Griffin beneficially owns shares of our Common Stock and options to purchase shares of our Common Stock.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS
Section 102 of the Delaware General Corporation Law, or DGCL, allows a corporation to eliminate the personal liability of a director of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock purchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit.
Section 145 of the DGCL provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the corporation’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding. The power to indemnify applies (i) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding or (ii) if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys’ fees, but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of the person’s duties to the corporation, unless a court believes that in light of all the circumstances indemnification should apply.
Section 174 of the DGCL provides, among other things, that a director who willfully and negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered on the books containing the minutes of the proceedings of the board of directors at the time the action occurred or immediately after the absent director receives notice of the unlawful acts.
Article Tenth of the Registrant’s Certificate of Incorporation, as amended, (the “Articles”) provides that the Registrant’s directors shall not be personally liable to the Registrant and its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the Registrant or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under section 174 of the DGCL regarding unlawful dividends and stock purchases; or

•	for any transaction from which the director derived an improper personal benefit.
The Registrant’s Fifth Amended and Restated Bylaws (the “Bylaws”) provide that the Registrant shall indemnify any person who is or was a director or officer of the Registrant to the fullest extent permitted by Delaware law. The indemnification provisions contained in the Registrant’s Bylaws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. Any repeal or modification of the indemnification provisions of the Registrant’s Bylaws will not adversely affect any right or protection thereunder of any indemnitee in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to the time of such repeal or modification.
The Registrant has also entered into indemnification agreements with each of its directors. These agreements are intended to indemnify such directors against certain potential liabilities that may arise as a result of their service to the Registrant, and to provide for certain other protections. The Registrant may also enter into similar agreements with certain of its officers who are not also directors. The Registrant also maintains directors’ and officers’ liability insurance.
The foregoing summaries are necessarily subject to the complete text of the statute, the Articles, the Bylaws and the agreements referred to above and are qualified in their entirety by reference thereto.

ITEM 8.	EXHIBITS
The following exhibits are filed as part of or incorporated by reference into this Registration Statement:

4.1	Certificate of Incorporation (incorporated by reference from the Registrant’s Registration Statement on Form S-1, filed on January 24, 1990).

4.2	Amendment to Certificate of Incorporation (incorporated by reference from the Registrant’s Quarterly Report on Form 10-Q, for the period ended March 30, 1996).

4.3	Certificate of Amendment to Certificate of Incorporation (incorporated by reference from the Registrant’s Annual Report on Form 10-K, for the period ended September 24, 2005).

4.4	Certificate of Amendment to Certificate of Incorporation (incorporated by reference from the Registrant’s Current Report on Form 8-K, filed on October 22, 2007).

4.5	Certificate of Amendment to Certificate of Incorporation (incorporated by reference from the Registrant’s Current Report on Form 8-K, filed on March 11, 2008).

4.6	Fifth Amended and Restated Bylaws (incorporated by reference from the Registrant’s Current Report on Form 8-K, filed on March 4, 2016).

4.7	Hologic, Inc. 2012 Employee Stock Purchase Plan, as amended (incorporated by reference from the Registrant’s Current Report on Form 8-K, filed on March 4, 2016).

5.1	Opinion of John M. Griffin, General Counsel to the Registrant, as to legality of the securities being registered.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2	Consent of John M. Griffin, General Counsel to the Registrant (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included on the signature pages to this Registration Statement).

ITEM 9.	UNDERTAKINGS
(a)    The undersigned Registrant hereby undertakes:
(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)     To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;
(iii)     To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
(2)     That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Marlborough, Commonwealth of Massachusetts, on the 28th day of April, 2016.

HOLOGIC, INC.

By:	/s/ John M. Griffin
John M. Griffin
General Counsel
POWER OF ATTORNEY
Each person whose signature appears below hereby severally constitutes and appoints Stephen P. MacMillan, Robert W. McMahon, and John M. Griffin, and each of them singly, with the power to act without the other, as attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated as of April 28, 2016.

Signature	Title
/s/ Stephen P. MacMillan	Chairman, President and Chief Executive Officer (Principal Executive Officer)
Stephen P. MacMillan

/s/ Robert W. McMahon	Chief Financial Officer (Principal Financial Officer)
Robert W. McMahon

/s/ Karleen M. Oberton	Corporate Vice President and Chief Accounting Officer (Principal Accounting Officer)
Karleen M. Oberton

/s/ Christopher J. Coughlin	Director
Christopher J. Coughlin

/s/ Sally W. Crawford	Director
Sally W. Crawford

/s/ Scott T. Garrett	Director
Scott T. Garrett

/s/ Nancy L. Leaming	Director
Nancy L. Leaming

/s/ Lawrence M. Levy	Director
Lawrence M. Levy

/s/ Christiana Stamoulis	Director
Christiana Stamoulis

/s/ Elaine S. Ullian	Director
Elaine S. Ullian

EXHIBIT INDEX

Exhibit No.	Exhibit Name

4.1	Certificate of Incorporation (incorporated by reference from the Registrant’s Registration Statement on Form S-1, filed on January 24, 1990).

4.2	Amendment to Certificate of Incorporation (incorporated by reference from the Registrant’s Quarterly Report on Form 10-Q, for the period ended March 30, 1996).

4.3	Certificate of Amendment to Certificate of Incorporation (incorporated by reference from the Registrant’s Annual Report on Form 10-K, for the period ended September 24, 2005).

4.4	Certificate of Amendment to Certificate of Incorporation (incorporated by reference from the Registrant’s Current Report on Form 8-K, filed on October 22, 2007).

4.5	Certificate of Amendment to Certificate of Incorporation (incorporated by reference from the Registrant’s Current Report on Form 8-K, filed on March 11, 2008).

4.6	Fifth Amended and Restated Bylaws (incorporated by reference from the Registrant’s Current Report on Form 8-K, filed on March 4, 2016).

4,7	Hologic, Inc. 2012 Employee Stock Purchase Plan, as amended (incorporated by reference from the Registrant’s Current Report on Form 8-K, filed on March 4, 2016).

5.1	Opinion of John M. Griffin, General Counsel to the Registrant, as to legality of the securities being registered.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2	Consent of John M. Griffin, General Counsel to the Registrant (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included on the signature pages to this Registration Statement).